UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2017 (July 20, 2017)

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1440 E. Missouri Ave., Suite 160, Phoenix, AZ 85014

(Address of principal executive offices, including zip code)

(602) 264-1375

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On July 20, 2017, the Board of Directors of Southern Copper Corporation (the “Company”) elected Mr. Rafael Mac Gregor Anciola as the Company’s sixth independent director.    Mr. Mac Gregor Anciola will serve on the Board of Directors of the Company until the next annual meeting of stockholders, or a special meeting at which directors are elected, and until his successor shall have been duly elected and qualified.

Mr. Rafael Mac Gregor Anciola, 56 years old, has served as managing Partner of RMAC Asociados since 2016. He has been an independent director of the Board of Grupo Financiero Citibanamex, Chairman of the Risk Committee, Chairman of Impulsora de Fondos Committee, and member of the Audit Committee since 2016.  In addition he is an Independent member of the Board of directors of Corporación Multi Inversiones (CMI) since 2016. From February 1999 to July 2015, he served as a Corporate Director of Grupo Bal “The Group”. From April 1999 to 2015, he was a member of the Board of Directors of Mexican Stock Exchange. From 2001 to 2016, he served as a member of the Board of the Instituto Tecnológico Autónomo de México (ITAM) and from April 2008 to 2016, he served as a member of the Board of Fresnillo PLC. From April 1995 to July 2015, he served as President of the Mexican Securities Board Brokerage House and Valmex Leasing Company.

Aditionally, from April 1995 to July 2015, Mr. Mac Gregor Ancciola served on the Boards of Grupo Nacional Provincial, S.A.B.,Grupo Palacio de Hierro, S.A.B., Industrias Peñoles, S.A.B., Crédito Afianzador, S.A. (stock corporation), MineraTizapa, S.A. de C.V. (variable stock corporation), Minera Penmont, S.A. de C.V.,Profuturo G.N.P., S.A. de C.V., Afore, Profuturo GNP Pensiones, S.A. de C.V. and as a member of the Management Board of Grupo Financiero Inverlat and Vice President of the MexDer.  Mr. Mac Gregor Anciola holds a degree in Business Administration from the Instituto Tecnológico Autónomo de México in Mexico City and a he attended the Executive Program at Stanford Graduate School of Business in Palo Alto, California.

Mr. Mac Gregor Anciola brings to the Company more than 30 years of experience in the financial and industrial sectors. He also adds to the Board of Directors his leadership experience and expertise attained through his participation as a director of the Mexican Stock Exchange and as an independent director of various other companies. There are no arrangements or understandings between Mr. Mac Gregor and any other person pursuant to which he was elected as a director. Mr. Mac Gregor is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

	By:	/s/ Andres Carlos Ferrero
	Name:	Andres Carlos Ferrero
	Title:	General Counsel

Date: July 21, 2017